                                                                     EXHIBIT 1.1

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                                4,000,000 UNITS



                          REALTRUST ASSET CORPORATION




                            EACH UNIT TO CONSIST OF
                         ONE SHARE OF COMMON STOCK AND
                           ONE STOCK PURCHASE WARRANT





                                    FORM OF
                             UNDERWRITING AGREEMENT
                              DATED _____ __, 1998





                    STIFEL, NICOLAUS & COMPANY, INCORPORATED
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                             UNDERWRITING AGREEMENT




                                                               ________ __, 1998


STIFEL, NICOLAUS & COMPANY, INCORPORATED
   As Representative of the several Underwriters
c/o STIFEL, NICOLAUS & COMPANY, INCORPORATED
500 North Broadway, Suite 1500
St. Louis, Missouri 63102

Ladies and Gentlemen:

         INTRODUCTORY. RealTrust Asset Corporation (the "Company"), a Maryland corporation intending to qualify for federal income tax purposes as a real estate investment trust ("REIT") pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, as may be amended from time to time (the "Tax Code"), proposes to issue and sell to the several underwriters named in Schedule 1 (the "Underwriters") an aggregate of 4,000,000 units (the "Firm Units"), each Firm Unit consisting of one share of the Company's common stock, par value $0.001 per share (the "Common Stock"), and one warrant to purchase one share of Common Stock (a "Warrant"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 600,000 units (the "Optional Units"), as provided in Section 2. The Firm Units and, if and to the extent such option is exercised, the Optional Units are collectively called the "Units." Stifel, Nicolaus & Company, Incorporated has agreed to act as representative of the several Underwriters (in such capacity, the "Representative") in connection with the offering and sale of the Units.

         The terms of the Warrants shall be as set forth in the warrant agreement (the "Warrant Agreement") to be entered into by the Company and the warrant agent on the First Closing Date (as hereinafter defined) in substantially the form filed as Exhibit 4.2 to the Registration Statement (as hereinafter defined). Each Warrant entitles the holders thereof to purchase one share (subject to certain antidilution provisions) of the Company's Common Stock for [______ Dollars ($__.00)]. The Warrants will become exercisable six months after the First Closing Date and will remain exercisable until 5:00 p.m., New York time, on the third anniversary of the date the Warrants first become exercisable.

         The shares of Common Stock which in part comprise the Units are herein referred to as the "Unit Shares." The shares of Common Stock issuable upon exercise of the Warrants and the Representative's Warrants (as hereinafter defined) are herein referred to as the "Warrant Shares." The Unit Shares and the Warrant Shares are herein collectively referred to as the "Shares."





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         The Company has prepared and filed with the Securities and Exchange
Commission (the "Commission") a registration statement on Form S-11 (File No. 333-[_____]), which contains a form of prospectus to be used in connection with the public offering and sale of the Units. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Units, is called the "Prospectus"; provided, however, if the Company has, with the consent of the Representative, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated [June __, 1998] (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         On or before the First Closing Date (as hereinafter defined), the following transactions: (i) the stockholders of CMG Funding Corp., a Delaware corporation (the "Taxable Subsidiary"), will have contributed 95% of their capital stock of the Taxable Subsidiary to the Company for shares of the Company's capital stock and (ii) the other transactions to be consummated on or before the First Closing Date as set forth in the Prospectus under the caption "Structure and Formation Transactions" (all of the foregoing, collectively, the "Formation Transactions") shall be consummated. The documents required to be executed and delivered in order to consummate the Formation Transactions, including, without limitation, the documents listed on Schedule 2 hereto, are hereinafter collectively referred to as the "Formation Documents," and each Formation Document constituting an agreement is hereinafter referred to as a "Formation Agreement."

                    For purposes of this Agreement, the term "Subsidiary," with respect to the Company, refers to each corporation, partnership, association, limited liability company, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interest entitled (without regard to the occurrence of any contingency) to vote in the election of the person or persons (whether directors, managers, partners, trustees or other persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by the Company





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or one or more of the other Subsidiaries of the Company or a combination thereof, including, without limitation, the Taxable Subsidiary and CMG Funding Securities Corp.

         The Company hereby confirms its agreements with the Underwriters as follows:


         SECTION 1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents, warrants and covenants to each Underwriter as follows:

         (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Units. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and shall comply in all material respects with the Securities Act and did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein. The Company acknowledges that, for all purposes of this agreement, the only information relating to any Underwriter furnished by the Representative for inclusion in the Registration Statement or the Prospectus is the information set forth in Schedule 3. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

         (b) Offering Materials Furnished to Underwriters. The Company has delivered to counsel for the Representative one complete manually signed copy of the Registration Statement (and





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    each amendment thereto) and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

         (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as hereinafter defined) and the completion of the Underwriters' distribution of the Units, any offering material in connection with the offering and sale of the Units other than a preliminary prospectus, the Prospectus or the Registration Statement, and other materials, if any, permitted by the Securities Act.

         (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (e) Warrant Agreement and Formation Agreements. The Warrant Agreement and each Formation Agreement to which the Company or any Subsidiary is a party has been, or will be upon execution and delivery thereof, duly authorized, executed and delivered by the Company and each Subsidiary party thereto. The Company, each Subsidiary and, to the knowledge of the Company, each other party to the Warrant Agreement and each Formation Agreement has full legal right, power and authority to enter into each such agreement and to consummate the transactions contemplated therein. The Warrant Agreement and each Formation Agreement does or will, as applicable, constitute a valid and binding agreement of the Company and each Subsidiary which is a party thereto enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party is or upon completion of the offering and all related transactions will be in breach of or default under the Warrant Agreement or any Formation Agreement.

         (f) Authorization of the Shares, Warrants, Representative's Warrants and Units. The Shares, Warrants, Representative's Warrants and Units have been duly authorized for issuance and sale pursuant to this Agreement and the Warrant Agreement and, when issued and delivered by the Company pursuant to this Agreement or the Warrant Agreement, will be validly issued, fully paid and nonassessable. Additionally, the Company has reserved a sufficient number of shares of Common Stock to permit the issuance of shares of Common Stock upon exercise of the Representative's Warrants and Warrants in accordance with the terms thereof.





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         (g)  No Applicable Registration or Other Similar Rights.  There are no
    persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

         (h) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its Subsidiaries, considered as one entity, has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of its Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock, provided that the Company may declare and pay in the ordinary course of business any dividend required by the rights, preferences and privileges of the Series A Preferred Stock held by ContiFinancial Corporation, and provided further that the Company may declare and pay any dividend required by the REIT provisions of the Tax Code; and (iv) neither the Company nor any Subsidiary has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance.

         (i) Independent Accountants. KPMG Peat Marwick LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

         (j) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the





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    Registration Statement.  The pro forma consolidated financial statement of the Company and its Subsidiaries and the related notes thereto included under the caption [___________] and elsewhere in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (k) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement; and no proceeding has been instituted or, to the knowledge of the Company, threatened in any such jurisdiction seeking to revoke, limit or curtail such qualification, power and authority. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change; and no proceeding has been instituted or, to the knowledge of the Company, threatened in any such jurisdiction seeking to revoke, limit or curtail such qualification. Except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock, partnership interests or membership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21 to the Registration Statement.

         (l) Capitalization and Other Capital Stock Matters. On the First Closing Date, as hereinafter defined, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Shares, Warrants, Representative's Warrants and Units conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. No further approval or authority of the shareholders or the Board of Directors of the Company is required for the issuance and sale of the Units as contemplated herein. The issuance of the outstanding capital stock did not, and the issuance of the Shares, Warrants, Representative's Warrants and Units





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    will not, violate any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those accurately described in the Prospectus. The issued and outstanding capital stock of each Subsidiary has been validly issued and is fully paid and nonassessable and has been issued in compliance with all federal and state securities laws. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (m)  Stock Exchange Listing.   The Common Stock is registered on Form
    8-A (or other appropriate form) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act"), which registration has been declared effective by the Commission. The Shares, Warrants, Representative's Warrants and Units have been approved for listing on the American Stock Exchange, subject only to official notice of issuance. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares, Warrants, Representative's Warrants or Units under the Exchange Act or delisting the Shares, Warrants, Representative's Warrants or Units from the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating such registration or listing.

         (n) No Current Material Defaults. Neither the Company nor any Subsidiary is (i) in violation of its charter, bylaws, partnership agreement, certificate of partnership or other organizational documents, as applicable, or (ii) is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, settlement agreement, franchise, lease or other instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each of the instruments or agreements listed in clauses (i) and (ii), an "Existing Instrument"), including, without limitation, the Existing Instruments listed in Schedule 4, except, in the case of clause (ii), for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

         (o) Authorization and Non-Contravention of Existing Instruments. The execution, delivery and performance by the Company and each Subsidiary, as applicable, of this Agreement, each Formation Agreement and the Warrant Agreement and consummation of the transactions contemplated hereby and thereby and by the Prospectus (i) have been duly authorized by all necessary corporate or partnership or member action, as applicable, and will not result in any violation of the provisions of the charter, bylaws, partnership agreement, partnership certificate or other organizational documents, as applicable, of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, a Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien,





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    charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change,
    (iii) will not require the consent of any other party to any Existing Instrument except for such consents which have been obtained in writing (the "Written Consents") and except for such consents as the failure of which to obtain would not, individually or in the aggregate, result in a Material Adverse Change, and (iv) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

         (p) No Further Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance by the Company and each Subsidiary, as applicable, of this Agreement, the Warrant Agreement and each Formation Agreement and for consummation of the transactions contemplated hereby and thereby and by the Prospectus, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc., and NASD Regulation, Inc. (collectively, the "NASD").

         (q) Formation Transactions Otherwise Exempt from Registration. The issuance of all of the capital stock of the Company and its Subsidiaries to be issued in connection with the Formation Transactions are exempt from registration under the Securities Act. The consummation of the Formation Transactions constitutes neither a "roll-up transaction", as such term is defined in Item 901(c) of Regulation S-K of the Securities Act, nor a "limited partnership roll-up transaction", as such term is defined in Rule 2810(a)(10) of the Conduct Rule of the NASD.

         (r) No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there is no legal or governmental action, suit or proceeding pending or, to the best knowledge of the Company, threatened
    (i) against or affecting the Company or any of the Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of the Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (1) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such Subsidiary, as applicable, and
    (2) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or the Formation Agreements. Neither the Company nor any Subsidiary is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other





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    governmental body.  A list of all legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge threatened, to which the Company or any Subsidiary or any officer thereof is a party is set forth on Schedule 5 attached hereto (the "Legal Proceedings"). No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent.

         (s) Intellectual Property Rights. The Company and the Subsidiaries own or possess all material trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets, service marks and other similar rights including, without limitation, rights to the name "RealTrust Asset Corporation," "CMG Funding Corp." and "CMG Funding Securities Corp." (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any Subsidiary has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, could reasonably be expected to result in a Material Adverse Change. The Company does not have any knowledge of any material infringement by it of any Intellectual Property Rights of others.

         (t)  All Necessary Permits, Licenses, etc.   The Company and each
    Subsidiary possesses such valid and current certificates, authorizations, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct its respective business, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

         (u) Title to Properties. The Company and each of the Subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(j) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary. Each of the Company and the Subsidiaries owns or leases all such real and personal property as is reasonably necessary to its operations as now conducted and as proposed to be conducted.

         (v) Tax Law Compliance. The Company and the Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or





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    penalty levied against any of them, except those being contested in good faith and for which adequate reserves have been taken in conformity with generally accepted accounting principles and the nonpayment of which does not in any way jeopardize the Company's status as a REIT. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

         (w) REIT Status. The Company intends to operate and will operate in such a manner as to qualify as a REIT under Sections 856 through 860 of the Tax Code; and the Company intends to elect to and will elect to be taxed as a REIT under the Tax Code beginning with its taxable year ending December 31, 1998. The Company does not know of any event or condition which would cause or is likely to cause the Company to fail to qualify as a REIT at any time.

         (x) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Neither the Company nor any Subsidiary is, or after the Company's receipt of payment for the Shares, Warrants, Representative's Warrants and Units, consummation of the Formation Transactions and use of proceeds as described in the Prospectus, will be, an "investment company" within the meaning of Investment Company Act. The Company and each Subsidiary will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (y) Company Not a "Broker" or "Dealer." The Company is not and, after receipt of payment for the Shares, Warrants, Representative's Warrant and Units, consummation of the Formation Transactions and use of proceeds as described in the Prospectus, will not be a "broker" within the meaning of Section 3(a)(4) of the Exchange Act or a "dealer" within the meaning of
    Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act.

         (z) Insurance. Except as otherwise disclosed in the Prospectus, the Company and each of the Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering the Company and its Subsidiaries against business interruptions and policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that the Company or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company, any of its Subsidiaries nor any of their respective directors or officers have been denied any insurance coverage which it has sought or for which it has applied.

         (aa) No Price Stabilization or Manipulation. Neither the Company nor any Subsidiary has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, Warrants, Representative's Warrants or Units.

         (bb) No Broker or Finder Fees. Except as otherwise disclosed in the Prospectus, neither the Company nor any affiliate of the Company has incurred any liability for a fee, commission or other compensation on account of the employment or engagement of a broker or finder in connection with the transactions contemplated by this Agreement.

         (cc) Related Party Transactions. There are no business relationships or related-party transactions of the type described in Item 404 of Regulation S-K of the Commission involving the Company which have not been described in the Prospectus, except for such transactions that would be considered immaterial under such Item 404. The descriptions in the Prospectus under the captions "Prospectus Summary -- Certain Relationships and Related Party Transactions" and "Certain Transactions" are complete and accurate in all material respects.

         (dd) Material Contracts. There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Securities Act which have not been described or filed as required. Neither the Company nor any Subsidiary is subject to any collective bargaining agreements.

         (ee) No Unlawful Contributions or Other Payments. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any Subsidiary, has (i) made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi- public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.


         (ff) Company's Accounting System. The Company and the Subsidiaries maintain and will continue to maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
    (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (gg) Policies. The Company has prepared written policies for each policy referenced in the Registration Statement, including the capital allocation guidelines, hedging policies and the underwriting guidelines, and the Board of Directors of the Company has approved each such policy. A copy of each such policy has been delivered by the Company to counsel to the Company, the Representative and counsel to the Representative.

         (hh) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

         (ii) No Material or Undisclosed Environmental Liability. There is no liability, alleged liability or potential liability (including, without limitation, liability, alleged liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties), of the Company or any of the Subsidiaries arising out of, based on or resulting from (a) the presence or release into the environment of any Material of Environmental Concern at any location, whether or not owned by the Company or any of its Subsidiaries or (b) any violation or alleged violation of any Environmental Law, which liability, alleged liability or potential liability is required to be disclosed in the Registration Statement, other than as disclosed therein, or which liability, alleged liability or potential liability, singly or in the aggregate, would cause a Material Adverse Change.

         (jj) Periodic Review of Costs of Environmental Compliance. The Company has established and will comply with policies requiring that prior to originating any commercial mortgage or foreclosing or taking a deed in lieu with respect to any property, the Company shall conduct Phase I environmental site assessment and a review of the effect of Environmental Laws on such property and the operations conducted thereon, in the course of which it shall identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

         (kk) ERISA Compliance. The Company and its Subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its Subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder of which the Company or such Subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. Neither the Company nor any Subsidiary has ever maintained any "employee pension benefit plan" or any "employee welfare benefit plan," as such terms are defined in ERISA. Neither the Company nor any Subsidiary has any obligation to make any payment to or with respect to any former employee of the Company or any subsidiary pursuant to any retiree medical benefit or other welfare plan. No "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Tax Code. Each "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Tax Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (ll) Material Compliance with All Other Applicable Laws. The Company and each Subsidiary is conducting business in compliance with all other applicable state, federal and foreign laws, rules and regulations, except where failure to be in compliance, if the subject of an unfavorable decision, ruling or finding, could not singly or in the aggregate reasonably be expected to result in a Material Adverse Change. The description of the laws and regulations affecting the Company and the Subsidiaries' investment operations in the Prospectus is a true and accurate description thereof in all material respects and does not omit any information relating to such laws and regulations reasonably likely to be material to an investor in the Units.

    Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters, shall be deemed to be a representation and warranty by such the Company to each Underwriter as to the matters set forth therein.


         SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE UNITS.

         (a) The Firm Units. The Company agrees to issue and sell to the several Underwriters the Firm Units upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Units set forth opposite their names on Schedule 1. The purchase price per Firm Unit to be paid by the several Underwriters to the Company shall be $[___] per Firm Unit.

         (b) The First Closing Date. Delivery of the Firm Units to be purchased by the Underwriters and payment therefor shall be made at the offices of Stifel, Nicolaus & Company, Incorporated, 500 North Broadway, Suite 1500, St. Louis, Missouri 63102 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York time, on [___], 1998, or such other time and date not later than 1:30 p.m. New York time, on [___], 1998, as the Representative shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

         (c) The Optional Units; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 750,000 Optional Units from the Company at the purchase price per Optional Unit to be paid by the Underwriters for the Firm Units. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Units. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the

Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Units as to which the Underwriters are exercising the option, and (ii) the time and date on which such securities will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of the Firm Units and the Optional Units). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representative and, unless the Company otherwise consents, shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Units are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Units (subject to such adjustments to eliminate fractional Units as the Representative may determine) that bears the same proportion to the total number of Optional Units to be purchased as the number of Firm Units set forth on Schedule 1 opposite the name of such Underwriter bears to the total number of Firm Units. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) Public Offering of the Units. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Units as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, determines is advisable and practicable.

         (e) Payment for the Units. Payment for the Units shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company or to such account as the Company may designate.

         It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Units and any Optional Units the Underwriters have agreed to purchase. Stifel, Nicolaus & Company, Incorporated, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         (f)  Delivery of the Units.

         (i) The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Firm Units at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Optional

    Units the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Units shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in [New York City] as the Representative may designate.

         (ii) Notwithstanding the terms of the preceding subsection 2(f)(i) or elsewhere in this Agreement that contemplate physical certificates for the Units, if the Company and the Representative so agree, the Units may be issued without certificates and constructive delivery of such uncertificated Units to the Underwriters may be accomplished through the FAST system of The Depository Trust Company by the Company causing the transfer agent and registrar of the Units, on the applicable Closing Date, to issue one or more Depository Trust Company book entry positions, representing in the aggregate the number of Units to be delivered to the Representative on such Closing Date, to such account or accounts as shall be specified by the Representative in an instruction letter or other communication to the Company or such transfer agent.

         (g) Time of the Essence. Time shall be of the essence, and delivery at the time and in the manner specified in this Agreement is a further condition to the obligations of the Underwriters.

         (h) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Units are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.


         SECTION 3.  ADDITIONAL COVENANTS OF THE COMPANY.

    The Company further covenants and agrees with each Underwriter as follows:

         (a) Representative's Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

         (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus,
    (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares, Warrants, Representative's Warrants or Units from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

         (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. (i) During the Prospectus Delivery Period, the Company shall advise the Underwriters promptly of the happening of any event known to it which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or when the Prospectus is delivered to a purchaser, not misleading. (ii) If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary, in the opinion of the Representative or counsel to the Underwriters, to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees promptly to prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representative may reasonably request.

         (e) Press Releases. The Company agrees that, if at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting any of the Company or the Subsidiaries shall occur as a result of which in the Representative's opinion the market price of the Units has been or is likely materially to be affected (regardless of whether such rumor, publication or event necessitates a supplement or amendment to the Prospectus), the Company will, upon the request of the Representative, promptly prepare, consult with the Representative concerning the content of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event.

         (f) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Shares, Warrants, Representative's Warrants and Units for sale under (or obtain exemptions from the application of) the Blue Sky or state or foreign securities laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares, Warrants, Representative's Warrants and Units; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares, Warrants, Representative's Warrants or Units for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (g) Uncertificated Shares. In the event that any portion of the Shares is issued without certificates pursuant to section 2-210 of the Maryland General Corporation Law (the "MGCL") and as may be permitted under
    Section 2(f) above, at the time of issuance of such Shares and at the time of every subsequent transfer of such Shares the Company shall send, or cause to be sent, to the shareholder a written statement of the information required on certificates by section 2-211 of the MGCL, and shall otherwise maintain full compliance with sections 2-210 and 2-211 of the MGCL.

         (h) Consummation of Formation Transactions. The Company shall, and shall cause the Subsidiaries it controls to, complete the Formation Transactions as described in the Prospectus.

         (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Units sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus. The Company will not use the proceeds of the sale of the Units in such a manner as to require the Company or any Subsidiary to be registered under the Investment Company Act.

         (j) Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and registrar for the Units.

         (k) Continuing listing on the American Stock Exchange. The Company will use its reasonable best efforts to continue the listing of the Shares, Warrants, Representative's Warrants and Units on the American Stock Exchange and will continue to comply in all material respects with all of the rules and regulations thereof applicable to the Company and the trading of such securities.

         (l) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering the twelve-month period ending on the final day of the Company's first quarter that ends at least one year after "the effective date of the Registration Statement" (as defined in Rule 158(c) under the Securities Act) that satisfies the provisions of Section 11(a) of the Securities Act.

         (m) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the American Stock Exchange all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall file with the Commission all reports on Form SR as may be required under Rule 463 under the Securities Act.

         (n) Agreement Not To Offer or Sell Additional Securities. The Company will not, will cause each of the Subsidiaries not to, and will cause each of their directors, officers and beneficial owners of greater than five percent (5%) of their respective capital stock to enter into agreements (the "Lock-Up Agreements") substantially in the form of Exhibit B to the effect that each of them will not, without the prior written consent of Stifel, Nicolaus & Company, Incorporated (which consent may be withheld at the sole discretion of Stifel, Nicolaus & Company, Incorporated), during the period of 180 days following the date of the Prospectus, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, Shares, Warrants or Units, options or warrants to acquire shares of the Common Stock, Shares, Warrants or Units or securities exchangeable or exercisable for or convertible into shares of Common Stock, Shares, Warrants or Units (other than as contemplated by this Agreement with respect to the Units and other than a registration statement on Form S-8 with respect to any stock option plan, stock bonus or other stock plan or arrangement described in the Prospectus); provided, however, that pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of Stifel,

    Nicolaus & Company, Incorporated (which consent may be withheld at the sole discretion of Stifel, Nicolaus & Company, Incorporated).

         (o) Future Reports to the Representative. During the period of three years hereafter the Company will furnish to the Representative care of Stifel, Nicolaus & Company, Incorporated, 500 North Broadway, Suite 1500 St. Louis, Missouri 63102, Attention: Mr. Rick E. Maples, and to O'Melveny & Myers LLP at the address set forth in Section 13: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         (p) REIT Status. The Company shall operate so as to qualify as a REIT in accordance with the requirements of Sections 856-860 of the Tax Code, and shall elect to be taxed as a REIT beginning with its taxable year ending December 31, 1998. The Company shall thereafter not revoke such REIT election and shall not conduct its business and operations in a manner that would cause it to fail to qualify as a REIT. The Company will use its best efforts to comply with the representations made as support for the opinion letter rendered by the Company's tax counsel under the REIT provisions of the Tax Code, the form of which opinion is filed as Exhibit
    8.1 to the Registration Statement.

         (q) Accounting and Tax Advice. The Company will engage and retain a nationally recognized accounting firm as its qualified accountants and such tax experts at such accounting firm with experience in advising REITs as are reasonably acceptable to the Representative for a period of not less than two years beginning on the First Closing Date to assist the Company in developing appropriate accounting systems and testing procedures and to conduct quarterly compliance reviews designed to determine compliance with the REIT provisions of the Tax Code and the maintenance of Company's exempt status under the Investment Company Act. Any written reports of such compliance reviews shall be made available to the Representative.

         (r) Commodities Exchange Act. The Company has not and will not, and has not permitted and will not permit any of its Subsidiaries to, invest in futures contracts, options on futures contracts or options on commodities unless such entities were or are exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complied or will comply with the Commodity Exchange Act, as amended, when the applicable investment was or is made.

         (s) Investment Advisors Act. The Company will not, and will not permit any of the Subsidiaries to, engage in any activity which would cause or require such entity to register as an investment advisor under the Investment Advisors Act of 1940. Without limiting the generality of the foregoing, the Company will not, and will not permit any Subsidiary to, (i) render investment advice to more than fifteen clients, (ii) hold itself out generally to the public as an investment advisor, or (iii) act as an investment advisor to any investment company that is registered under the Investment Company Act.

         (t) SEC Compliance Program and Insider Trading Compliance Policy. Promptly after the First Closing Date, the Company shall adopt and implement (i) a compliance program, reasonably acceptable to counsel for the Underwriters, to ensure compliance with the reporting requirements under the Exchange Act and the securities laws generally and (ii) an insider trading compliance policy, reasonably acceptable to counsel for the Underwriters, to govern their employees' and directors' trading in securities of the Company and all Company affiliates in accordance with federal law and all applicable state blue sky and Canadian laws.

         (u) Material Increases in Management Compensation. The Company shall not authorize, approve or permit any material increase in the compensation of any executive officer or director employed by the Company or any affiliate of the Company without the prior written consent of a majority of the directors of the Company who are not officers, employees or affiliates of the Company or any of its Subsidiaries (the "Independent Directors").

         (v) Affiliated Transactions. The Company shall not engage in transactions with affiliates of the Company or with affiliates of any entities owned or controlled by any employee, officer or director of the Company except to the extent that such transactions meet the following criteria: (i) the transactions are in the ordinary course of business, (ii) the compensation therefor is fair and reasonable, and (iii) the overall terms and conditions thereof are not less favorable to the Company than the probable overall market-rate terms and conditions of a similar transaction with an unaffiliated Person. Prior to entering into such transaction, such transaction shall be approved by a majority of the Independent Directors. Notwithstanding the foregoing, the Company shall have the right to engage in transactions with a wholly-owned Subsidiary.

         (w) Unrelated Lines of Business. The Company shall not engage in any lines of business beyond the scope of business described in the Registration Statement.

         (x) Key Man Insurance. The Company shall maintain, for a period of not less than five (5) years from the First Closing Date, Key Man Life Insurance insuring each of Messrs. Mott and Fry, and the Company shall use commercially reasonable efforts to maintain, for a period of not less than five (5) years from the First Closing Date, Key Man Life Insurance insuring Mr. McMurray (if available at a commercially reasonable cost), in each case with a company with a Best's Rating of not less than B+, VII, in the amount of not less than Five Million Dollars ($5,000,000) with the Company named as beneficiary thereunder.

         (y) Capital Allocation Guidelines, Hedge Policies and Underwriting Guidelines. The Company has adopted hedging policies to address the risk
    of interest rate fluctuations.   Within
    forty-five (45) days after the First Closing Date management of the Company shall submit to the Company's Board of Directors capital allocation guidelines and underwriting guidelines for its review and approval. The Company shall not amend the Company's hedging policy, underwriting guidelines or capital allocation guidelines, without the prior written approval of a majority of the Independent Directors.

    The Representative, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 4. PAYMENT OF EXPENSES. Whether or not the transactions contemplated herein are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares, Warrants, Representative's Warrants and Units (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares, Warrants, Representative's Warrants and Units to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified pubic accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with investigating the qualification of, or qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares, Warrants, Representative's Warrants and Units for offer and sale under the Blue Sky laws or foreign securities laws, and, if requested by the Representative, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Units, (viii) the fees and expenses associated with listing the Shares, Warrants, Representative's Warrants and Units on the American Stock Exchange, and (ix) all other fees, costs and expenses referred to in Part II of the Registration Statement. Except as provided in this
Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.


         SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Units as provided herein on the First Closing Date and, with respect to the Optional Units, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Units, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the Representative shall have received from KPMG Peat Marwick LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received such additional conformed copies of such accountants' letter as Representative's counsel shall reasonably request).

         (b) Compliance with Registration Requirements; No Material Misstatements or Omissions; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Units, the Second Closing Date:

              (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representative's consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

              (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;

              (iii) you shall not in good faith have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact that in the reasonable opinion of you or your counsel is material or omits to state a fact that in the reasonable opinion of you or your counsel is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the reasonable opinion of you or your counsel is material or omits to state a fact that in the reasonable opinion of you or your counsel is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and which statement or omission has not been or is not being corrected to your satisfaction; and

              (iv) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Units, the Second Closing Date, in the judgment of the Representative there shall not have occurred any Material Adverse Change.

         (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Jeffers, Wilson, Shaff & Falk LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A, which opinion may rely, as to matters of Maryland corporate law, on the opinion of [name of Maryland counsel], a copy of which shall be attached to such opinion (and the Representative shall have received such number of additional conformed copies of such counsel's legal opinions as the Representative shall reasonably request).

         (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of O'Melveny & Myers LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as the Representative shall have reasonably requested.

         (f) Officers' Certificates. On each of the First Closing Date and the Second Closing Date, the Representative shall have received a written certificate executed on behalf of the Company by its Chief Executive Officer or President and its Chief Financial Officer or Chief Accounting Officer dated as of such Closing Date and certifying as to such matters as the Representative shall have reasonably requested, including, without limitation, the matters set forth in subsections (b) and (c) of this
    Section 5, and further to the effect that:

              (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

              (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

              (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date under this Agreement and all Formation Agreements.

         (g) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date, the Representative shall have received from KPMG Peat Marwick LLP, independent public or certified public accountants for the Company, a letter dated as of such Closing Date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representative shall have received such number of additional conformed copies of such accountants' letter as the Representative shall reasonably request).

         (h) Lock-Up Agreements. On the date hereof, the Company shall have furnished to the Representative the Lock-Up Agreements (referred to in Section 3(n)) and each such agreement shall be in full force and effect on each Closing Date.

         (i) Written Consents. On or before the First Closing Date, the Company shall have furnished to the Representative copies of the Written Consents (referred to in Section 1(q)).

         (j) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representative and counsel for the Underwriters shall have received such additional certificates, information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Units as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         (k) American Stock Exchange Listing. The Shares, Warrants Representative's Warrants and Units shall have been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

         (l) Consummation of Formation Transactions. The Formation Transactions to be consummated on or prior to the First Closing Date as set forth in the Prospectus shall have been consummated.

         (m) Representative's Warrants. On or before the First Closing Date, the Company shall have executed and delivered to the Representative the Warrant Agreement pursuant to which the Company shall issue to the Representative (for its own account and not as Representative of the Underwriters) warrants (the "Representative's Warrants") to purchase up to 150,000 shares (172,500 shares if all of the Optional Units are purchased) of Common Stock at an exercise price per share equal to the initial public offering price of the Units and upon the terms and conditions set forth in the Warrant Agreement, the form of which is filed as Exhibit 4.2 to the Registration Statement. On the First Closing Date and Second Closing Date, respectively, the Company shall have delivered to the Representative, duly executed certificates representing the Representative's Warrants countersigned by the Warrant Agent in accordance with the Warrant Agreement representing warrants to purchase 150,000 shares of Common Stock on the First Closing Date and 22,500 shares of Common Stock on the

    Second Closing Date (assuming full exercise of the over-allotment option), such certificates to be in such denominations and registered in such names as may be designated by the Representative.

    If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Units, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.


         SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representative pursuant to Section 5, Section 7,
Section 10 or Section 11, or if the sale to the Underwriters of the Units on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Units, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.


         SECTION 7.  EFFECTIVENESS OF THIS AGREEMENT.

         This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

         Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part (a) of the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.


         SECTION 8.  INDEMNIFICATION.

         (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the

    Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal, state or Canadian statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or
    (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Units, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this
    Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company, within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any such director or officer, or any such controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, any such director or officer, or any such controlling person for any legal and other expense reasonably incurred by the Company, any such director or officer, or any such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements referred to in Schedule 3; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
    Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.
    Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
    Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Stifel, Nicolaus & Company, Incorporated, in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.


         SECTION 9.  CONTRIBUTION.

         If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
    (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Units as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

              The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if for such purpose the Underwriters were treated as one entity) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule 1. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.


         SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Units that it or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Units set forth opposite their respective names on Schedule 1 bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units and the aggregate number of Units with respect to which such default occurs exceeds 10% of the aggregate number of Units to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Units are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


         SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement may be terminated by the Representative by notice given to the Company if at any time

(i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the American Stock Exchange, or trading in securities generally on any of the American Stock Exchange, Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, Maryland or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, in each case which in the judgment of the Representative is material and adverse and makes it impracticable to market the Units in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities;
(iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company or its Subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of such entity regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.


         SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company and their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors, affiliates or any controlling person, as the case may be, and will survive delivery of and payment for the Units sold hereunder and any termination of this Agreement.


         SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         (a)  Underwriters.  If to the Representative:

                    Stifel, Nicolaus & Company, Incorporated
                    500 North Broadway, Suite 1500
                    St. Louis, Missouri 63102
                    Facsimile:  (314) 342-2775
                    Attention:  Mr. Rick E. Maples
              with a copy to:

                    O'Melveny & Myers LLP
                    Embarcadero Center West
                    275 Battery Street, Suite 2600
                    San Francisco, California  94111-3305
                    Facsimile:  (415) 984-8701
                    Attention:  Peter T. Healy, Esq.

         (b)  Company.  If to the Company:

                    RealTrust Asset Corporation
                    2855 E. Cottonwood Parkway, Suite 500
                    Salt Lake City, Utah 84121
                    Facsimile:  (801) 365-3125
                    Attention:  Mr. John D. Fry

              with a copy to:

                    Jeffers, Wilson, Shaff & Falk LLP
                    18881 Von Karman Avenue, Suite 1400
                    Irvine, California 92612
                    Facsimile:  (714) 660-7799
                    Attention:  Christopher A. Wilson, Esq.


Any party hereto may change the address for receipt of communications by giving written notice to the others.


         SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Units as such from any of the Underwriters merely by reason of such purchase.


         SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 16. (a) GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.


         (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.


         (c) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.


         SECTION 17. LEAD MANAGER. Any action required or permitted to be taken by the Underwriters under this Agreement may be taken by them jointly or by Stifel, Nicolaus & Company, Incorporated.


         SECTION 18. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. In this Agreement unless the context otherwise requires, (i) singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter, and (ii) all references to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.


                            [signature page follows]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                       Very truly yours,

                                       REALTRUST ASSET CORPORATION, the Company


                                       By:
                                           ------------------------------------
                                                Mr. John D. Fry
                                                Chief Executive Officer




                 The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in St. Louis, Missouri, as of the date first above written.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

Acting on their own behalf and as Representative of the several Underwriters named in Schedule 1.

By:      STIFEL, NICOLAUS & COMPANY, INCORPORATED


By:
    -------------------------------------
    [name]
    [title]

                                   SCHEDULE 1

                                  UNDERWRITERS




                                                                                  Number of Firm Units
                                                                                    to be Purchased
 Stifel, Nicolaus & Company, Incorporated  . . . . . . . . . . . . . . . . . .          000,000

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000
                                                                                    -----------




          Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          000,000
                                                                                    ===========





                                 Schedule 1 -1

                                   SCHEDULE 2

                          CERTAIN FORMATION DOCUMENTS

                      [To be completed by Company Counsel]





                                 Schedule 2 -1

                                   SCHEDULE 3

               INFORMATION RELATING TO ANY UNDERWRITER FURNISHED
                     BY THE REPRESENTATIVE FOR INCLUSION IN
                  THE REGISTRATION STATEMENT OR THE PROSPECTUS


The following information contained on the inside front cover of the
Prospectus:

     1.  the paragraph concerning stabilization by the Underwriters.


The following information contained under the caption "Underwriting":

     1. the allocation of Firm Units among the Underwriters in the table following the first paragraph; and

     2. the amounts of the selling concession and reallowance set forth in the second paragraph.





                                 Schedule 3 -1

                                   SCHEDULE 4

                          CERTAIN EXISTING INSTRUMENTS

                      [To be completed by Company Counsel]





                                 Schedule 4 -1

                                   SCHEDULE 5

                               LEGAL PROCEEDINGS

                      [To be completed by Company Counsel]





                                 Schedule 5 -1

                                   EXHIBIT A

                   FORM OF OPINION OF COUNSEL FOR THE COMPANY
                   (TO BE DELIVERED PURSUANT TO SECTION 5(d))


              The opinion of counsel for the Company (the "Opinion") shall be addressed to Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters listed in Schedule 1 to the Underwriting Agreement, shall be dated as of the First Closing Date or the Second Closing Date, as applicable, and shall expressly authorize O'Melveny & Myers LLP, as counsel for the Underwriters, to rely upon the Opinion in connection with such firm's opinion to be rendered pursuant to Section 5(e) of the Underwriting Agreement.

              In rendering this Opinion, counsel for the Company may rely (1) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the law of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of [Maryland counsel] (which opinion shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be delivered to the Representative, shall be satisfactory in form and substance to the Representative, and shall expressly state that the Underwriters and O'Melveny & Myers LLP, as counsel for the Underwriters, may rely on such opinion); provided, however, that counsel to the Company shall further state that they believe that they and the Underwriters and counsel for the Underwriters are justified in relying upon such opinion of other counsel, and (2) as to matters of fact, to the extent they deem proper, on certificates of public officials and responsible officers of the Company (counsel to the Company shall include any such representation certificate of the Company as an exhibit to the Opinion ).

              All capitalized terms used herein without definitions shall have the meaning given such terms in the Underwriting Agreement to which this Exhibit A is attached (the "Underwriting Agreement").

                              *     *     *     *

     (a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.

     (b) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

     (c) The Company has all requisite corporate power and authority (i) to own, lease and operate its properties and to conduct its business as described in the Prospectus both currently and after giving effect to the Formation Transactions, (ii) to enter into, to issue, sell and deliver the Shares, Warrants, Representative's Warrants and Units to the Underwriters pursuant to, and otherwise to perform its obligations under, the Underwriting Agreement and the Warrant Agreement, (iii) to enter into and each Formation Agreement to which it is a party, to perform its obligations thereunder and otherwise to consummate the transactions contemplated thereby, and (iv) to issue sell and deliver the Representative's Warrants.

     (d) Each Subsidiary is a corporation, limited partnership or limited liability company, as the case may be, duly organized or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation.

     (e) Each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

     (f) Each Subsidiary has all requisite power and authority (i) to own, lease and operate its properties and to conduct its business as described in the Prospectus both currently and after giving effect to the Formation Transactions and (ii) to enter into each Formation Agreement to which it is a party, to perform its obligations thereunder and otherwise to consummate the transactions contemplated thereby.

     (g) To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21 to the Registration Statement.

     (h) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization." The issued and outstanding shares of Common Stock have been, the Shares, Warrants, Representative's Warrants and Units, upon issuance and delivery against payment therefor in the manner described in the Underwriting Agreement or the Warrant Agreement, as applicable, will be duly authorized and validly issued, fully paid and nonassessable, and were not or, upon issuance, will not be, issued (i) in violation of or subject to any preemptive rights, or other rights to subscribe for or purchase any securities of the Company arising from the charter or bylaws of the Company, the Maryland General Corporation Law or, to the best knowledge of such counsel, otherwise or (ii) in violation of any federal or state securities laws. The terms and provisions of the Shares, Warrants, Representative's Warrants and Units conform in all material respects to the descriptions thereof contained in the Prospectus.

     (i) Except as disclosed in the Prospectus, no stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising by operation of the charter or bylaws of the Company, the Maryland General Corporation Law or, to the best knowledge of such counsel, otherwise. Except as disclosed in the Prospectus, to the best knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

     (j) The forms of certificates used to evidence the Shares, Warrants, Representative's Warrants and Units are in due and proper form and comply with all applicable requirements of the charter and bylaws of the Company and the Maryland General Corporation Law.

     (k) The Company has reserved for issuance a sufficient number of shares of Common Stock to permit the issuance of all shares of Common Stock issuable upon the exercise of the Warrants and the Representative's Warrants in accordance with the terms of the Warrant Agreement. The shares of Common Stock to be issued upon the exercise of the Warrants and the Representative's Warrants have been duly authorized for issuance and sale pursuant to the Warrant Agreement and, when issued and delivered by the Company pursuant to such agreement, will be validly issued, fully paid and nonassessable. No further approval or authority of the shareholders or the Board of Directors of the Company is required for the issuance and sale of the shares of Common Stock pursuant to the terms of the Warrant Agreement.

     (l) The description of the Company's dividend reinvestment plan, stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

     (m) All of the issued and outstanding capital stock, membership interests or other equity interests of each Subsidiary (i) has been duly authorized and validly issued and is fully paid and non-assessable, (ii) except as otherwise disclosed in the Prospectus, is owned by the Company, directly or through Subsidiaries, in the respective amounts set forth in the Prospectus free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim, and
(iii) has been issued in compliance with all state and federal securities laws.

     (n) Each of the Underwriting Agreement, the Warrant Agreement and each Formation Agreement to which the Company is a party (collectively, the "Company Agreements") has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws related to or affecting creditors' rights generally or by general equitable principles and, with respect to the Underwriting Agreement, except as rights to indemnification thereunder may be limited by applicable law.

     (o) Each Formation Agreement to which any Subsidiary of the Company is a party has been (i) duly authorized by all requisite partnership, corporate or other action, (ii) duly executed and delivered by such Subsidiary and (iii) constitutes a valid and binding agreement of such Subsidiary and, to such Counsel's knowledge, each of the other parties thereto, and is enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (p) The execution, delivery and performance of each of the Formation Agreements by the Company and the Subsidiaries and the consummation of the transactions contemplated thereby will not (i) result in any violation of the provisions of the charter, bylaws, partnership agreement or other similar organization document of the Company or any of the Subsidiaries; (ii) result in a breach of, or constitute, either immediately or upon notice or the passage of time or both, a Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any Existing Instrument; (iii) require the consent of any other party to any Existing Instrument, or, to such counsel's knowledge, any other agreement or relationship by which any of the foregoing entities is bound except for such consents which have been obtained in writing by such entity and except for such consents as the failure of which to obtain would not, individually or in the aggregate, result in a Material Adverse Change and (iv) result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of the Subsidiaries.

     (q) Each of the Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

     (r) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act.

     (s) The Shares, Warrants, Representative's Warrants and Units have been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

     (t) The statements (i) in the Prospectus under the captions "Risk Factors," "Description of Capital Stock," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Transactions," "Shares Eligible for Future Sale," "Federal Income Tax Considerations," and "Underwriting" and (ii) in Item 33 (Recent Sales of Unregistered Securities) and Item 34 (Indemnification of Directors and Officers) of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or bylaw provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

     (u) To the best knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

     (v) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the execution, delivery and performance of the Formation Documents or the consummation of the transactions contemplated thereby and by the Prospectus by the Company and the Subsidiaries, except, in the case of the Company, as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

     (w) To the best knowledge of such counsel, neither the Company nor any Subsidiary (i) is in violation of its charter or bylaws, partnership agreement, partnership certificate or other organization document, as applicable, or any law, administrative regulation or administrative or court decree applicable to such entity or (ii) is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material agreement, except in the case of clause (ii) for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

     (x) The consummation of the Formation Transactions constitutes neither a "roll-up transaction," as such term is defined in Item 901(c) of Regulation S-K of the Securities

Act, nor a "limited partnership roll-up transaction," as such term is defined in Rule 2810(a)(10) of the Conduct Rules of the NASD.

     (y) The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Tax Code; and the Company's proposed method of operation is sufficient to enable it to meet the requirements for qualification and taxation as a REIT under the Tax Code beginning with its taxable year ending December 31, 1998. To the best of such counsel's knowledge, there is no event or condition which would cause or is likely to cause the Company to fail to qualify as a REIT at any time after the First Closing Date.

     (z) The descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Units.

     (aa) The descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations -- ERISA Investors" are correct in all material respects, and the discussion thereunder fairly summarizes the considerations that are likely to be material to a fiduciary of a Plan (as described in the Prospectus).

     (bb) Each of the Company and the Manger is not and, after receipt of payment for the Units, use of the proceeds of the offering as described in the Prospectus and consummation of the Formation Transactions, will not be an "investment company" within the meaning of Investment Company Act of 1940 or otherwise subject to regulation under the Investment Company Act of 1940.

     (cc) The proposed methods of operations of the Company and the Subsidiaries, as described in the Prospectus, will not cause or require any such entity to register as an investment advisor under the Investment Advisors Act of 1940.

     (dd) The legal opinion of [Maryland counsel] dated the date of this Opinion and delivered to the Representative is satisfactory in form to such counsel, and such counsel believes the Underwriters and counsel for the Underwriters are justified in relying on it.

              In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the

Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

                                   EXHIBIT B

               FORM OF DIRECTORS' AND OFFICERS' LOCK-UP AGREEMENT
                   (TO BE DELIVERED PURSUANT TO SECTION 5(h))


[Pricing Date]


STIFEL, NICOLAUS & COMPANY, INCORPORATED
   As Representative of the several Underwriters
c/o STIFEL, NICOLAUS & COMPANY, INCORPORATED
500 North Broadway, Suite 1500
St. Louis, Missouri 63102

              Re:   RealTrust Asset Corporation (the "Company")

Ladies & Gentlemen:

              The undersigned is an owner of record or beneficially of, or may acquire, certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the Representative of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

              In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Stifel, Nicolaus & Company, Incorporated (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of Common Stock, the Shares, Warrants or Units, options or warrants to acquire shares of Common Stock, the Shares, Warrants or Units, or securities exchangeable or exercisable for or convertible into shares of Common Stock, the Shares, Warrants or Units currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock, the Shares, Warrants or Units or securities convertible into or exchangeable or exercisable for Common Stock, the Shares, Warrants and Units held by the undersigned except in compliance with the foregoing restrictions.

              With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock, the Shares, Warrants and Units owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

              This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representative, and assigns of the undersigned.



                                       ----------------------------------------
                                       (printed name of Holder)



                                       ----------------------------------------
                                       (signature)



                                       ----------------------------------------
                                       (printed name of person signing)



                                       ----------------------------------------
                                       (indicate capacity of person signing if
                                       signing as custodian, trustee, or on
                                       behalf of an entity)

                               TABLE OF CONTENTS

                                [to be updated]

Section 1.  Representations and Warranties of the Company . . . . . . . . . . . . . . . . . . . . . . . .    3
         (a)  Compliance with Registration Requirements   . . . . . . . . . . . . . . . . . . . . . . . .    3
         (b)  Offering Materials Furnished to Underwriters  . . . . . . . . . . . . . . . . . . . . . . .    4
         (c)  Distribution of Offering Material By the Company  . . . . . . . . . . . . . . . . . . . . .    4
         (d)  The Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         (e)  Warrant Agreement and Formation Agreements  . . . . . . . . . . . . . . . . . . . . . . . .    4
         (f)  Authorization of the Shares, Warrants, Representative's Warrants and Units  . . . . . . . .    4
         (g)  No Applicable Registration or Other Similar Rights  . . . . . . . . . . . . . . . . . . . .    5
         (h)  No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (i)  Independent Accountants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (j)  Preparation of the Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . .    5
         (k)  Incorporation and Good Standing of the Company and its Subsidiaries   . . . . . . . . . . .    6
         (l)  Capitalization and Other Capital Stock Matters  . . . . . . . . . . . . . . . . . . . . . .    6
         (m)  Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         (n)  No Current Material Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         (o)  Authorization and Non-Contravention of Existing Instruments   . . . . . . . . . . . . . . .    7
         (p)  No Further Authorizations or Approvals Required   . . . . . . . . . . . . . . . . . . . . .    8
         (q)  Formation Transactions Otherwise Exempt from Registration   . . . . . . . . . . . . . . . .    8
         (r)  No Material Actions or Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         (s)  Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (t)  All Necessary Permits, Licenses, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (u)  Title to Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         (v)  Tax Law Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (w)  REIT Status   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (x)  Company Not an "Investment Company".    . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (y)  Company Not a "Broker" or "Dealer."   . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (z)  Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         (aa) No Price Stabilization or Manipulation  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (bb) No Broker or Finder Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (cc) Related Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (dd) Material Contracts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (ee) No Unlawful Contributions or Other Payments   . . . . . . . . . . . . . . . . . . . . . . .   11
         (ff) Company's Accounting System   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         (hh) Compliance with Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         No Material or Undisclosed Environmental Liability.  . . . . . . . . . . . . . . . . . . . . . .   13
         (jj) Periodic Review of Costs of Environmental Compliance  . . . . . . . . . . . . . . . . . . .   13
         (kk) ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

         (ll) Material Compliance with All Other Applicable Laws  . . . . . . . . . . . . . . . . . . . .   14

Section 2.  PURCHASE, SALE AND DELIVERY OF THE UNITS  . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         (a)  The Firm Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         (b)  The First Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         (c)  The Optional Units; the Second Closing Date   . . . . . . . . . . . . . . . . . . . . . . .   15
         (d)  Public Offering of the Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         (e)  Payment for the Units   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         (f)  Delivery of the Units   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (g)  Time of the Essence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (h)  Delivery of Prospectus to the Underwriters  . . . . . . . . . . . . . . . . . . . . . . . .   16

Section 3.  Additional Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         (a)  Representative's Review of Proposed Amendments and Supplements  . . . . . . . . . . . . . .   16
         (b)  Securities Act Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         (c)  Amendments and Supplements to the Prospectus and Other Securities Act Matters   . . . . . .   17
         (d)  Copies of any Amendments and Supplements to the Prospectus  . . . . . . . . . . . . . . . .   18
         (e)  Press Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         (f)  Blue Sky Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         (g)  Uncertificated Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         (h)  Consummation of Formation Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (i)  Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (j)  Transfer Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (k)  Continuing listing on the American Stock Exchange   . . . . . . . . . . . . . . . . . . . .   19
         (l)  Earnings Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (m)  Periodic Reporting Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         (n)  Agreement Not To Offer or Sell Additional Securities  . . . . . . . . . . . . . . . . . . .   19
         (o)  Future Reports to the Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         (p)  REIT Status   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         (q)  Accounting and Tax Advice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         (r)  Commodities Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         (s)  Investment Advisors Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         (t)  SEC Compliance Program and Insider Trading Compliance Policy  . . . . . . . . . . . . . . .   21

Section 4.  PAYMENT OF EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

Section 5.  Conditions of the Obligations of the Underwriters . . . . . . . . . . . . . . . . . . . . . .   23
         (a)  Accountants' Comfort Letter   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         (b)  Compliance with Registration Requirements; No Material Misstatements or Omissions; No Stop
              Order; No Objection from NASD   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         (c)  No Material Adverse Change or Ratings Agency Change   . . . . . . . . . . . . . . . . . . .   24
         (d)  Opinion of Counsel for the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

         (e)  Opinion of Counsel for the Underwriters   . . . . . . . . . . . . . . . . . . . . . . . . .   24
         (f)  Officers' Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         (g)  Bring-down Comfort Letter   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         (i)  Written Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         (j)  Additional Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         (k)  American Stock Exchange Listing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         (l)  Consummation of Formation Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         (m)  Representative's Warrants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

Section 6.  Reimbursement of Underwriters' Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

Section 7.  Effectiveness of this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

Section 8.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         (a)  Indemnification of the Underwriters by the Company  . . . . . . . . . . . . . . . . . . . .   27
         (b)  Indemnification of the Company, its Directors and Officers  . . . . . . . . . . . . . . . .   28
         (c)  Notifications and Other Indemnification Procedures  . . . . . . . . . . . . . . . . . . . .   29
         (d)  Settlements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

Section 9.  Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

Section 10.  Default of One or More of the Several Underwriters . . . . . . . . . . . . . . . . . . . . .   31

SECTION 11.  TERMINATION OF THIS AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

Section 12.  Representations and Indemnities to Survive Delivery  . . . . . . . . . . . . . . . . . . . .   32

Section 13.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

Section 14.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

Section 15.  Partial Unenforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

Section 16.  (a) Governing Law Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
             (b) Consent to Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
             (c)  Waiver of Immunity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

Section 17.  Lead Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

Section 18.  General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35